UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34000	95-2635431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10050 Bandley Drive, Cupertino, CA 95014
(Address of principal executive offices, zip code)

 Registrant’s telephone number, including area code: (408) 725-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

(a)
The following information is being furnished by the Company as required for Item 2.02(a) of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934:

On February 1, 2012, the Company issued a press release announcing its earnings results for the fourth quarter and full year ended December 31, 2011. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference in response to Item 2.02(a) of this report.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Mission West Properties, Inc. Press Release dated February 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION WEST PROPERTIES, INC.

Date: February 2, 2012	By:	/s/ Wayne N. Pham
Wayne N. Pham
Vice President of Finance

Exhibit 99.1

Press Release

For Immediate News Release
February 1, 2012

Mission West Properties Announces Fourth Quarter and Full Year 2011 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended December 31, 2011, was approximately $16,624,000, or $0.16 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $11,182,000, or $0.11 per diluted common share, for the same period in 2010. The increase was primarily due to higher operating revenues from new leases and lower operating expenses. On a sequential quarter basis, FFO for the quarter ended September 30, 2011, was approximately $0.13 per diluted common share. For the year ended December 31, 2011, FFO increased to $60,693,000, or $0.57 per diluted common share, from FFO of $56,018,000, or $0.53 per diluted common share, for the year ended December 31, 2010. Realized and unrealized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share for the year ended December 31, 2010.

Net income for the quarter ended December 31, 2011, was approximately $14,159,000 as compared to approximately $10,839,000 for the quarter ended December 31, 2010. Net income per diluted share available to common stockholders was approximately $0.14 for the quarter ended December 31, 2011, compared to $0.10 for the quarter ended December 31, 2010, a per share increase of approximately 40%. The increase was primarily due to higher operating revenues from new leases and lower operating expenses. For the quarters ended December 31, 2011 and 2010, gain from the sale of real estate accounted for approximately $0.03 and $0.05 per diluted common share, respectively. Net income for the year ended December 31, 2011, was approximately $38,901,000 as compared to approximately $36,495,000 for the year ended December 31, 2010. For the year ended December 31, 2011, net income per diluted share available to common stockholders was $0.40, up from $0.38 a year ago, a per share increase of approximately 5%. Realized and unrealized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share for the year ended December 31, 2010.

Disposition Activity

On October 28, 2011, the Company disposed of one R&D property located at 1425-1455 McCandless Drive in Milpitas, California consisting of approximately 39,000 rentable square feet. A total net gain of approximately $3,891,000 was recognized and classified as discontinued operations on the total sales price of $7,320,000. The buyer issued a promissory note secured by a deed of trust on the property sold to the Company in the amount of $3,660,000 with an interest rate of 6.00% per annum. The principal amount of the note, together with accrued interest, will be due and payable on October 30, 2012.

On January 9, 2012, the Company disposed of three R&D properties located at 1680-1690 McCandless Drive, 1740-1768 McCandless Drive and 1810-1830 McCandless Drive in Milpitas, California consisting of approximately 165,000 rentable square feet. A total net gain of approximately $8,350,000 will be recognized and classified as discontinued operations on the total sales price of $21,780,000. The buyer issued an unsecured promissory note to the Company in the amount of $18,780,000 with an interest rate of 0% per annum. The total sales price encompasses the sum of the following amounts: a) The down payment price of $3,000,000; b) Yearly payments of $3,000,000 on the anniversary of the effective date for four years; and c) On the fifth year anniversary of the effective date, the buyer will pay the amount remaining of the unpaid portion of the total sales price.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 108 properties totaling approximately 7.9 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intend,” or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions from the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

STATEMENTS OF OPERATIONS
	Three Months Ended Dec 31, 2011	Three Months Ended Dec 31, 2010	Twelve Months Ended Dec 31, 2011	Twelve Months Ended Dec 31, 2010
OPERATING REVENUES:
Rental income	$20,608	$19,487	$83,574 (6)	$81,037
Tenant reimbursements	4,704	3,467	17,701	14,868
Other income	1,666	472	3,581	2,590
Total operating revenues	26,978	23,426	104,856	98,495

OPERATING EXPENSES:
Operating and maintenance	3,079	3,910	11,174	13,020
Real estate taxes	2,195	2,903	10,980	12,084
General and administrative	831	558	2,378	2,219
Depreciation and amortization	5,923 (1)	5,533 (1)	22,839 (1)	22,122 (1)
Total operating expenses	12,028	12,904	47,371	49,445

Operating income	14,950	10,522	57,485	49,050

OTHER INCOME (EXPENSES):
Equity in (loss) earnings of unconsolidated joint venture	(4)	33	27	303
Interest income	334	51	515	102
Realized gain and unrealized loss from investment, net	-	-	-	4,067
Interest expense	(4,725)	(5,304)	(20,505)	(20,068)
Interest expense – related parties	(152)	(149)	(631)	(988)
Income from continuing operations	10,403	5,153	36,891	32,466

Discontinued operations:
Gain from disposal of discontinued operations	3,891	6,199	3,891	6,199
Loss from discontinued operations	(135)	(513)	(1,881)	(2,170)
Income from discontinued operations	3,756	5,686	2,010	4,029

Net income	14,159	10,839	38,901	36,495

Net income attributable to noncontrolling interests	(11,038)	(8,654)	(29,626)	(28,022)
Net income available to common stockholders	$3,121	$2,185	$9,275	$8,473

Income per share from continuing operations:
Basic	$0.11	$0.06	$0.40	$0.36
Diluted	$0.11	$0.06	$0.39	$0.35
Income per share from discontinued operations:
Basic	$0.03	$0.04	$0.01	$0.03
Diluted	$0.03	$0.04	$0.01	$0.03
Net income per share to common stockholders:
Basic	$0.14	$0.10	$0.41	$0.39
Diluted	$0.14	$0.10	$0.40	$0.38
Weighted average shares of common stock (basic)	22,585,110	22,076,694	22,489,475	21,973,599
Weighted average shares of common stock (diluted)	23,013,187	22,198,946	22,917,552	22,121,724
Weighted average O.P. units outstanding	82,700,925	83,209,341	82,796,560	83,310,364

FUNDS FROM OPERATIONS	Three Months Ended Dec 31, 2011	Three Months Ended Dec 31, 2010	Twelve Months Ended Dec 31, 2011	Twelve Months Ended Dec 31, 2010
Funds from operations	$16,624	$11,182	$60,693	$56,018
Funds from operations per share (2)	$0.16	$0.11	$0.57	$0.53
Outstanding common stock	22,586,020	22,135,770	22,586,020	22,135,770
Outstanding O.P. units	82,700,015	83,150,265	82,700,015	83,150,265
Weighted average O.P. units and common stock outstanding (diluted)	105,714,112	105,408,287	105,714,112	105,432,088

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Dec 31, 2011	Three Months Ended Dec 31, 2010	Twelve Months Ended Dec 31, 2011	Twelve Months Ended Dec 31, 2010
Net income	$14,159	$10,839	$38,901	$36,495
Add:
Depreciation and amortization	6,399	6,526	25,859	25,840
Depreciation and amortization in unconsolidated joint venture	60	60	238	238
Less:
Noncontrolling interests in joint ventures	(103)	(44)	(414)	(356)
Gain on sale of real estate	(3,891)	(6,199)	(3,891)	(6,199)
Funds from operations	$16,624	$11,182	$60,693	$56,018

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Dec 31, 2011	Three Months Ended Dec 31, 2010	Twelve Months Ended Dec 31, 2011	Twelve Months Ended Dec 31, 2010
Total properties, end of period	111	111	111	111
Total square feet, end of period	8,039,947	8,011,026	8,039,947	8,011,026
Average monthly rental revenue per square foot (3)	$1.34	$1.25	$1.25	$1.30
Occupancy for leased properties (7)	72.6%	69.9%	72.6%	69.9%
Straight-line rent	$(877)	$(481)	$(1,291)	$(770)
Leasing commissions	$679	$812	$1,087	$1,753
Non-recurring capital expenditures	$670	$1,142	$2,442	$2,841

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet	2011 Base Rent (5)
2011	-	-	$3,745,880
2012 (4)	9	425,587	6,754,892
2013	7	361,923	5,217,260
2014	22	1,823,675	30,259,873
2015	8	587,437	9,178,835
2016	8	394,806	5,957,657
2017	12	727,552	7,831,158
2018	5	431,606	4,058,174
2019	2	212,480	3,567,224
2020	3	208,768	4,327,563
Thereafter	1	105,000	3,809,319
Total	77	5,278,834	$84,707,835

BALANCE SHEETS
	December 31, 2011	December 31, 2010

Assets
Investments in real estate:
Land	$306,474	$322,076
Buildings and improvements	745,962	790,424
Real estate related intangible assets	3,561	3,240
Total investments in properties	1,055,997	1,115,740
Accumulated depreciation and amortization	(229,221)	(224,027)
Assets held for sale, net	54,361	3,267
Net investments in properties	881,137	894,980
Investment in unconsolidated joint venture	3,558	3,830
Net investments in real estate	884,695	898,810
Cash and cash equivalents	-	3,988
Restricted cash	-	6,892
Deferred rent	16,650	17,941
Other assets, net	35,142	40,653
Total assets	$936,487	$968,284

Liabilities and Equity
Liabilities:
Mortgage notes payable	$331,166	$345,770
Mortgage note payable – related parties	7,139	7,721
Revolving line of credit	3,305	-
Interest payable	1,606	1,659
Security deposits	4,317	4,605
Prepaid rent	5,836	6,526
Dividends and distributions payable	13,687	15,793
Accounts payable and accrued expenses	16,344	16,239
Total liabilities	383,400	398,313

Commitments and contingencies.

Equity:
Stockholders’ equity:
Common stock, $.001 par value	23	22
Additional paid-in capital	175,900	172,568
Distributions in excess of accumulated earnings	(32,962)	(30,520)
Total stockholders’ equity	142,961	142,070
Noncontrolling interests in operating partnerships	410,126	427,901
Total equity	553,087	569,971
Total liabilities and equity	$936,487	$968,284

(1)
Includes approximately $406 and $124 in amortization expense for the three months ended December 31, 2011 and 2010, respectively, and $981 and $708 in amortization expense for the years ended December 31, 2011 and 2010, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification.

(2)	Calculated on a fully diluted basis. Assumes conversion of all O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period. Properties classified as assets held for sale were excluded from the 2011 calculation.

(4)	Excludes seven month-to-month leases for approximately 88,000 rentable square feet and approximately $494 in cash rent.

(5)	Base rent reflects cash rent.

(6)	Includes a one-time rent adjustment of approximately $1,638 from a tenant dispute resolution.

(7)	The occupancy rate at December 31, 2011, excludes properties classified as assets held for sale.